As filed with the Securities and Exchange Commission on November 5, 2007
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

DUKE ENERGY CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-2777218
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
526 South Church Street
Charlotte, North Carolina 28202
(704) 594-6200
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Duke Energy Retirement Savings Plan
Cinergy Corp. Union Employees’ Savings Incentive Plan
Cinergy Corp. Union Employees’ 401(k) Plan
Cinergy Corp. Non-Union Employees’ 401(k) Plan
(Full Title of the Plans)

Robert T. Lucas III
Duke Energy Corporation
526 South Church Street
Charlotte, North Carolina 28202
(704) 594-6200
(Name, Address and Telephone Number of Agent for Service)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Securities to be	Amount to be	Offering Price per	Aggregate Offering	Registration
Registered	Registered	Share(1)	Price (1)	Fee
Common Stock, par value $0.001 per share	150,000,000	$18.725	$2,808,750,000	$86,229

(1)	Estimated solely for the purpose of computing the amount of the registration fee under Rules 457(c) and (h) of the Securities Act based on the average of the high and low prices of the common stock reported in the consolidated reporting system by the New York Stock Exchange on October 26, 2007.
This Registration Statement shall become effective upon filing in accordance with Rule 462(a) under the Securities Act.

PART II
Item 3. Incorporation of Documents by Reference
Item 8. Exhibits
SIGNATURES
EXHIBIT INDEX
Exhibit 23.1
Exhibit 23.2
Exhibit 23.3
Exhibit 24.1
Exhibit 24.2

EXPLANATORY NOTE
Unless otherwise stated or the context otherwise requires, references in this Registration Statement to “Duke Energy,” the “Registrant,” the “Company,” “we,” “our,” or “us” refer to Duke Energy Corporation, and its direct and indirect subsidiaries. Duke Energy hereby files this Registration Statement on Form S-8 relating to its shares of common stock, par value $0.001 per share, to be purchased or otherwise acquired by or on behalf of participants in the plans listed on the cover page of this Registration Statement (the “Plans”).
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
     Pursuant to General Instruction E to Form S-8, this Registration Statement is filed to register shares of common stock, par value $0.001 per share, to be purchased or otherwise acquired by or on behalf of participants in one or more of the Plans, in addition to the shares registered for that purpose on our Form S-8 filed April 3, 2006, File No. 333-132933. We hereby incorporate the contents of such Form S-8, along with any post-effective amendments thereto, by reference in this Registration Statement, as contemplated in General Instruction E.
     The following documents filed with the Commission by us pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are also incorporated by reference in this Registration Statement:
•	Annual Report on Form 10-K for the year ended December 31, 2006;
•	Amendment No. 1 to Form 10-K for the year ended December 31, 2006, on Form 10-K/A filed March 22, 2007;
•	Proxy Statement filed on Schedule 14A, April 4, 2007;
•	Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2007, and June 30, 2007; and
•	Current reports on Form 8-K filed January 31, 2007; February 28, 2007; March 8, 2007; March 12, 2007; May 8, 2007; May 15, 2007; June 1, 2007; June 25, 2007; July 5, 2007; July 18, 2007; October 1, 2007; October 5, 2007; October 30, 2007; and October 31, 2007.
We further incorporate by reference any filings made by us with the Commission in accordance with Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this Registration Statement and before the termination of the offering. To the extent that any information contained in any Current Report on Form 8-K, or any exhibit thereto, was or is furnished, rather than filed with, the Commission, such information or exhibit is specifically not incorporated by reference in this document.
     You can obtain any document incorporated by reference in this document from us without charge, excluding all exhibits, except that if we have specifically incorporated by reference an exhibit in this Registration Statement, the exhibit will also be provided without charge, by requesting it in writing or by telephone from us at:
Duke Energy Corporation
526 South Church Street
Charlotte, North Carolina 28202
(800) 488-3853
Attention: Investor Relations

     You may also obtain these documents from our website at www.duke-energy.com/investors or at the Commission’s website www.sec.gov by clicking on the “Search for Company Filings” link, then clicking on the “Companies & Other Filers” link, and then entering our name in the “name” field or “DUK” in the ticker symbol field. The information appearing on our website is not a part of this Registration Statement.
Item 8. Exhibits

Exhibit
Number	Description of Document

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm for Duke Energy Corporation

23.2	Consent of Deloitte & Touche LLP, Independent Auditors for DCP Midstream, LLC

23.3	Consent of KPMG LLP, Independent Registered Public Accounting Firm for TEPPCO Partners, L.P.

24.1	Power of Attorney of certain officers and directors of Duke Energy Corporation

24.2	Resolution regarding Power of Attorney

2

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, Duke Energy Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on November 2, 2007.

DUKE ENERGY CORPORATION
(Registrant)

By:	James E. Rogers*

Name: Title:	James E. Rogers Chairman, President and Chief Executive Officer
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.
(i)	Principal executive officer:
James E. Rogers*
    Director and Chairman, President and Chief Executive Officer
(ii)	Principal financial officer:
David L. Hauser*
    Group Executive and Chief Financial Officer
(iii)	Principal accounting officer:
Steven K. Young*
    Senior Vice President and Controller
(iv)	All of the Directors:
William Barnet III*
G. Alex Bernhardt, Sr.*
Michael G. Browning*
Phillip R. Cox*
Ann Maynard Gray*
James H. Hance, Jr.*
James T. Rhodes*
James E. Rogers*
Mary L. Schapiro*
Dudley S. Taft*
Date: November 2, 2007

*	The undersigned, by signing his name hereto, does hereby sign this document on behalf of each of the above named persons indicated above by asterisks, pursuant to a power of attorney duly executed by such persons, filed with the Securities and Exchange Commission as an exhibit hereto.

By:	/s/ Robert T. Lucas III
Attorney-in-Fact

3

EXHIBIT INDEX

Exhibit
Number	Description of Document

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm for Duke Energy Corporation

23.2	Consent of Deloitte & Touche LLP, Independent Auditors for DCP Midstream, LLC

23.3	Consent of KPMG LLP, Independent Registered Public Accounting Firm for TEPPCO Partners, L.P.

24.1	Power of Attorney of certain officers and directors of Duke Energy Corporation

24.2	Resolution regarding Power of Attorney

4